Exhibit 23


               Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-27359) of Texas Gas Transmission Corporation and subsidiary and in the related Prospectus of our report dated February 26, 1999, with respect to the consolidated financial statements of Texas Gas Transmission Corporation and subsidiary included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                       /s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
March 29, 1999